EXHIBIT 9
                                                                     ---------


          Consent of independent petroleum engineering consultants



We consent to the use of our report with respect to the reserves data of Canadian Natural Resources Limited incorporated by reference in its (i) Annual Report (Form 40-F) for the year ended December 31, 2005 and (ii) Registration Statement on Form F-9 (Registration No. 333-104919), filed with the Securities and Exchange Commission.


/s/  GLJ Petroleum Consultants Ltd.

Calgary, Alberta
March 24, 2006